Exhibit 10.2

SELLER FINANCING NOTE

$350,000.00	Effective Date: __________ ___, 2024

FOR VALUE RECEIVED, Innovative Food Holdings, Inc., a Florida corporation, and its predecessors, successors, and assigns (“Borrower”) promises to pay to the order of Golden Organics, Inc., a Colorado corporation (“Lender”) the aggregate principal sum of Three Hundred Fifty Thousand Dollars and 00/100 Dollars ($350,000.00) (the “Principal Amount”), plus interest accruing thereon as set forth below. Borrower and Lender are the parties to that certain Asset Purchase Agreement, dated as of October 14, 2024, and this Note is the Note contemplated thereby (the “Purchase Agreement”).

1.    Interest. The Principal Amount of this Note that may be outstanding from time to time shall bear interest at a rate of 6% per annum.

2.    Payment Terms. Subject to adjustments as provided for in the Purchase Agreement, if any, Borrower agrees to pay Lender equal monthly installments of the outstanding Principal Amount, plus accrued interest, commencing on __________ ___, 2024, and on each 1st day of the month following until sixty (60) such payments have been made.

(a)

Payment. Payments are to be made to Lender at _________________________, or such other address as is designated by Lender, in lawful money of the United State of America. All payments hereunder shall be applied first to interest and then to principal.

(b)

Late Payment. If any payment is paid more than 10 days after the date on which it was due (a “Late Payment”), Borrower agrees to pay a late fee in the amount of (i) five percent (5%) of the amount of such Late Payment.

3.    Default. Borrower shall be in default under this Note upon the happening of any of the following events or conditions (hereinafter called an “Event of Default”):

(a)	Monetary Obligations. Borrower fails to make any payment required herein within ten (10) days after it is due and payable; or

(b)

Representations. Any statement, representation, or warranty made by Borrower to Lender in the Note or any other agreement or document executed in connection with the subject indebtedness is false, misleading, or erroneous in any material respect; or

(c)

Third Party Matters. Borrower (i) is in default under any agreement with the Lender, (ii) fails to pay any final money judgment, (iii) becomes party to any proceeding, or (iv) fails to comply with any law, which materially and adversely impairs (A) such Borrower’s ability to perform his, her, or its obligations under the Note; or

(d)

Transfers; Liens; Debt. Without Lender’s prior written consent (which the Lender may withhold for any reason or condition upon any event or consideration, as the Lender determines in its sole discretion), a Borrower (i) executes a general assignment for the benefit of its creditors; (ii) becomes the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding; (iii) admits in writing its inability to pay its debts generally as they become due or fail to pay its debts as they become due; (iii) applies for or consents to the appointment of a custodian, receiver, trustee, or liquidator of Borrower or of all or a substantial part of any of its assets; or (iv) institutes or voluntarily be or becomes a party to any other judicial proceedings intended to effect a discharge of its or its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Lender; or

(e)

Dissolution; Change in Ownership or Control. Borrower dissolves, liquidates, merges or consolidates; or any interest in Borrower is, voluntarily or involuntarily, assigned, encumbered, or otherwise transferred; or, any time after the Effective Date, the person controlling or owning Borrower changes; or

(f)	Material Adverse Change. A material adverse change occurs in any Borrower’s financial condition, and as a result, the prospect of payment or performance of the Note is impaired; or

(g)

Failure to Discharge. A Borrower fails to discharge within a period of ten (10) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of such Borrower’s assets; or

(h)	Lawsuits. Any suit shall be filed against Borrower which, if adversely determined, would substantially impair the ability of Borrower to perform any of its obligations under and by virtue of the Note.

4.    Effect of Default. If any Event of Default shall occur, subject to any applicable cure period, this Note shall become immediately due and payable and, at Lender’s election, Lender may, accelerate this Note by giving written notice to Borrower, and Lender shall have all rights and remedies available under applicable law. Notwithstanding anything else in this Note to the contrary, payment of existing shareholder loans or distribution obligations to Borrower shall not be Events of Default. At the option of the Lender upon the occurrence of any Event of Default and during the continuance thereof, this Note shall bear interest at a rate of 12% per annum (the “Default Rate”).

5.    Collection Expenses. Borrower agrees to pay all expenses, including, but not limited to, reasonable attorneys’ fees and legal expenses, incurred by Lender in attempting to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise, or in enforcing or protecting its rights hereunder.

6.    Due on Sale or Encumbrance. If there shall be a conveyance, sale, assignment, transfer, pledge, mortgage, security interest or other voluntary lien, encumbrance, or alienation of any part or interest of the Borrower or its respective assets, whether any such conveyance, sale, contract, assignment, transfer, pledge, mortgage, security interest, or other voluntary lien, encumbrance, or alienation is effected directly or indirectly, including, without limitation through a sale or transfer, directly or indirectly, of more than 51% in the equity of the Borrower or any part of the interests of Borrower and its assets shall be mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Lender, then Lender, in its sole discretion, may at any time thereafter declare this Note immediately due and payable.

7.    Financial Covenants of Borrower. For so long as any amount is owed under this Note, the provisions of this Section 7 shall be in full force and effect:

(a)	Preservation of Legal Existence, Etc. Borrower shall:

(i)	preserve and maintain in full force and effect the legal existence and good standing under the laws of the Borrower’s state or jurisdiction of incorporation or organization;

(ii)	preserve and maintain in full force and effect all Governmental Authorizations necessary or desirable in the normal conduct of the Borrower’s business; and

(iii)	use best efforts, in the ordinary course of business, to preserve the Borrower’s business organization and goodwill.

8.    Waivers. Borrower and all endorsers, sureties, guarantors and all other persons who may become liable for all or any part of the obligations referenced herein, whether primarily or secondarily, each waive notice of dishonor, notice of acceleration, and presentment for payment. Said parties’ consent to any extension of time (whether one or more) for payment hereof, any release of all or any part of the security for the payment hereof or any release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging any such party’s liability hereunder.

9.    Lawful Rate. Nothing contained in this Note shall be deemed to require the payment of interest by Borrower in excess of the amount which Lender may lawfully charge under the applicable usury laws. In the event that the interest provided for herein shall exceed such lawful charge, then the amount of interest payable hereunder by the undersigned shall be reduced to the maximum amount of such lawful charge.

10.    Prepayment. Borrower may prepay the unpaid balance of this Note in whole or in part without penalty.

11.    Governing Law; Venue. This Note shall be construed, enforced and governed in accordance with the laws of the State of Colorado. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Colorado or, if in state court, in Adams County, Colorado. All parties hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

12.    Jury Trial Waiver. The Borrower hereby waives trial by jury in any action, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity, arising out of or in any way related to this Note. This waiver of right to trial by jury is given knowingly and voluntarily by the Borrower and is intended to encompass each instance and each issue as to which the right to a trial by jury may otherwise arise. Lender is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by the Borrower.

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IN WITNESS WHEREOF, this Note has been executed to be effective as of, but not necessarily on, the date first written above.

BORROWER:	Innovative Food Holdings, Inc. By: Name: Its: